EXHIBIT 23.1

INDEPENDENT REGISTERED ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of InfoSearch Media, Inc. on Form SB-2 amendment 8 of our report dated March 11, 2005, relating to the financial statements of InfoSearch MEdia, Inc. as of December 31, 2004 and for the year ended December 31, 2004 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Sherb & Co., LLP
New York, NY
July 11, 2006